Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, (the "Agreement") made this 1st day of October, 2009, by and among 310 Holdings, Inc., a Nevada Corporation, with offices at 500 Technology Square, Cambridge, Mass. (“Company”), Ronald Baldwin of  Clearwater, Florida  (“Executive”) and  the law firm of MacFarland, Ferguson & McMullen with offices at 625 Court Street, Suite 200, Clearwater, FL 33756 ("Escrow Agent").

WHEREAS, On October 1, 2009, Company and Executive entered into an Employment Agreement (herein “Employment Agreement”) whereby Executive was hired as Chief Financial Officer of Company, all as more fully described in the Employment Agreement, a copy of which is attached hereto as Exhibit "A", and

WHEREAS,  pursuant to Paragraph 5 (d) of the Employment Agreement, Company has agreed to deposit the sum of $144,000 with Escrow Agent (The "Funds") representing a severance amount to be paid to Executive under circumstances as set forth in the Employment Agreement; and

WHEREAS, Escrow Agent is agreeable to act as escrow agent under this Agreement and to disburse the Funds in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises set for the below, the parties agree:

1.           Establishment of Escrow Account.

1.1.           An escrow account shall be established under this Agreement by Company  with Executive at 625 Court Street, Suite 200, Clearwater, FL 33756, who shall hold, invest and distribute the Funds from time to time as hereinafter set forth (the "Escrow Account").

2.1.             Disbursements.

2.1.           The Escrow Agent shall disburse all or a portion of the Funds in accordance with the following:

(a)           Upon receipt of written demand from Executive for release to him of the Funds due to his being terminated Without Cause as defined in the Employment Agreement, which notice shall contain evidence that a copy of same has been sent to Company in accordance with the notice provisions of this Escrow Agreement, within fifteen (15) business days of Escrow Agent's receipt of the written demand, a check in the amount of the principal sum of the Funds  shall be released to Executive and a check in the amount of accrued interest shall be released to Company.

(b)           If, prior to the release of the Funds pursuant to the provisions of 2.1 (a)  hereinabove, the Escrow Agent receives written notice from Company of a dispute between Company and Executive regarding the release of the Funds, the Escrow Agent shall not release the Funds until this dispute has been settled or resolved and notification thereof has been furnished to Escrow Agent by both Company and Executive.

(d)           The Escrow Agent shall, at any time, make distribution of the Funds upon written direction duly executed by both Company and Executive. The disbursement shall be in the amount set forth in such written direction.

(e  )           Upon the anniversary of the 36th month following the execution of this Escrow Agreement, provided it has not previously released the Funds, Escrow Agent shall release all of the Fund (both principal and accrued interest) to Company.

3.           Escrow Agent's Responsibility.

3.1.           Upon disbursement of all or any portion of the Funds in accordance with this Agreement, Escrow Agent shall have no further responsibility with respect to the amounts so disbursed. In this regard, it is expressly agreed and understood that in no event shall the aggregate amount of disbursements from the Escrow Account by Escrow Agent exceed the amounts deposited by Company in the Escrow Account plus accrued interest, as provided herein.

3.2.           Escrow Agent shall invest the Fund's principal in an interest bearing money market account at a State or Federally chartered bank.

3.3.   Company and Executive understand and agree that the duties of Escrow Agent are purely ministerial in nature. Company and Executive further agree that:

(a)           Escrow Agent shall not be liable for any action taken or omitted hereunder or under this Agreement except in the case of its bad faith, gross negligence or willful misconduct.

(b)           Escrow Agent shall furnish to Company and Executive an accounting of the receipts in, and disbursements from, the Escrow Accounts, as requested.

(c)           All interest accrued in the Escrow Account shall belong to the Company and may be disbursed to the Company at any time upon request of the Company.

(d)           Escrow Agent shall be entitled to a reasonable fee for any services required of him arising out of this Escrow Agreement other than the ministerial act of holding the Funds and disbursing same in accordance with this Escrow Agreement.

3.4.           The Escrow Agent may resign as Escrow Agent at any time upon thirty (30) days prior written notice to Company and Executive. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the Escrow Account in accordance with the original provisions of this Agreement until such successor escrow agent shall be appointed.  Company and Executive shall jointly consent and appoint such successor escrow agent. Upon such appointment, the Escrow Agent's only duty shall be to pay over to the successor escrow agent the Funds in escrow pursuant to this Agreement less any portion thereof previously paid out in accordance with this Agreement, if any.

3.5.           Company agrees to indemnify Escrow Agent and its members and agents (herein the "Indemnitees") against, and to hold them harmless of and from, any and all loss, liability, cost, damage and expense, any and all loss, limitation, reasonable attorneys' fees, except in the case of Escrow Agent's bad faith, gross negligence, or willful misconduct, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought by any party against the Indemnitees, arising out of or relating in any way to this Agreement, or the performance of its duties hereunder.

4.           Miscellaneous.

4.1.           This Agreement encompasses the entire Agreement of the parties and shall not be modified except by an instrument in writing signed by the parties.

4.2.           This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the proper venue and jurisdiction for any action or claim with respect to this Agreement or any document delivered pursuant hereto shall be in the appropriate court in Pinellas County, Florida, except as for provided in section 4.3.

4.3.           In the event of the receipt of conflicting instructions prior to discharge of the Escrow Agent, Escrow Agent shall commence an arbitration before a single arbitrator in Clearwater, Florida acceptable to Escrow Agent under the rules of the American Arbitration Association, whose decision shall be final. Upon receipt of a final decision from the arbitrator, the Escrow Agent shall comply therewith and upon such compliance shall be discharged from all further liability. The decision of the arbitrator shall be final, and may be reduced to judgment by any party hereto or the Escrow Agent. The arbitration must be resolved with 90 days of a request for arbitration. Company and Executive shall pay their own attorney fees and legal costs. The aforementioned parties shall split the Escrow Agent's and arbitrator's reasonable fees and costs.

4.4.           All notice required to be given in connection with this Agreement shall be sent via certified mail or overnight express with receipt and addressed as follows:

If to: Company	Mr. John Bordynuik, President
310 Holdings, Inc. 500 Technology Square Cambridge, Mass

With copy to:	Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey, 07726
Attention: Gregg E. Jaclin, Esq.
Telephone: (732) 513-6162
Facsimile: (732) 577-1188
Email: gjaclin@anslowlaw.com

If to Executive:	Ronald Baldwin

Insert Address

If to Escrow Agent:	MacFarland, Ferguson & McMullen
625 Court Street, Suite 200, Clearwater, FL 33756
Attention: J. Paul Raymond
(727) 441-8966
(727) 442-8470 (Fax)

IN WITNESS WHEREOF, this Agreement has been executed this 1st day of October, 2009.

Witnesses:	COMPANY

310 Holdings, Inc., a Delaware corporation

By: /s/ John Bordynuik
Name: John Bordynuik, President

EXECUTIVE
/s/ Ronald Baldwin
Ronald Baldwin

ESCROW AGENT

MacFarland, Ferguson & McMullen, PA

By: /s/ J. Paul Raymond
J. Paul Raymond

EXHIBIT “B”

DRAW REQUEST

DRAW REQUEST #  _____________________
DATE          ____________________________

Pursuant to the Escrow Agreement dated                                                                                                , 200___, by and among the West Hampton, LLC, a Florida limited liability company, the Environmental Protection Commmission of Hillsborough County, andRobert L. McDonald, Jr., as Escrow Agent, Escrow Agent is authorized to disburse $ United States Dollars to:

For the purpose of paying:

This draw request may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute only one instrument.

Approved this ______________ day of _______________________, 200__.

West Hampton, LLC

By:   __________________________
Name:    ________________________
Its    ___________________________

Environmental Protection Commission
of Hillsborough County

By:   ___________________________
Richard D. Garrity, Ph.D.
Executive Director